Exhibit 4.16

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture (this “Supplemental Indenture”), dated as of July 31, 2012, among Brevard HMA ALF, LLC, a Florida limited liability company (“Brevard ALF”), Brevard HMA HME, LLC, a Florida limited liability company (“Brevard HME”), Brevard HMA Home Health, LLC, a Florida limited liability company (“Brevard Home Health”), Brevard HMA Hospice, LLC, a Florida limited liability company (“Brevard Hospice”), Brevard HMA Investment Properties, LLC, a Florida limited liability company (“Brevard Investment”), Brevard HMA Nursing Home, LLC, a Florida limited liability company (“Brevard Nursing Home”), Carlisle HMA, LLC, a Pennsylvania limited liability company (“Carlisle”) and Yakima HMA, LLC, a Washington limited liability company (“Yakima” and together with Brevard ALF, Brevard HME, Brevard Home Health, Brevard Hospice, Brevard Investment, Brevard Nursing Home and Carlisle, each individually a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each Guaranteeing Subsidiary being a subsidiary of Health Management Associates, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 18, 2011, providing for the issuance of 7.375% Senior Notes due 2020 of the Company (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.          Capitalized Terms.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          Subsidiary Guarantor.    Each Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.          Governing Law.        THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

4.          Waiver of Jury Trial.    EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.          Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.          Headings.    The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BREVARD HMA ALF, LLC
BREVARD HMA HME, LLC
BREVARD HMA HOME HEALTH, LLC
BREVARD HMA HOSPICE, LLC
BREVARD HMA INVESTMENT PROPERTIES,
LLC
BREVARD HMA NURSING HOME, LLC
CARLISLE HMA, LLC
YAKIMA HMA, LLC

By:	/s/ Marlin K. Shaw
Name: Marlin K. Shaw
Title: Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Scott A. Schuhle
Name: Scott A. Schuhle
Title: Vice President

[Signature Page of 2011 Third Supplemental Indenture]